Exhibit 99.1

FOR IMMEDIATE RELEASE DATE: December 15, 2010

CONTACT:	Brian L. Vance
President and Chief Executive Officer
(360) 943-1500

HERITAGE FINANCIAL ANNOUNCES CLOSING OF $57.6 MILLION COMMON STOCK

OFFERING, INCLUDING THE EXERCISE OF THE UNDERWRITERS’ OVER-ALLOTMENT OPTION

Olympia, WA - HERITAGE FINANCIAL CORPORATION (NASDAQ GS: HFWA) (“Company”) today announced that it has raised $57.6 million through the previously announced public offering by issuing 4,427,500 shares of the Company’s common stock, including 577,500 shares issued pursuant to the exercise of the underwriters’ over-allotment option, at a price to the public of $13.00 per share. The net proceeds to the Company, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $54.1 million. Keefe, Bruyette & Woods, Inc. acted as sole-book-running manager of the offering, and D.A. Davidson & Co. acted as a co-manager.

Brian L. Vance, President and Chief Executive Officer stated that, “We are very pleased with the results of our public offering. The strong level of investor interest in the offering validates the strength of our franchise and approval of our growth strategy.” Mr. Vance added, “The additional capital, when added to our already healthy capital levels, allows us flexibility to act quickly with acquisition opportunities that we believe are present in our market areas.”

The net proceeds from the offering will be used for general corporate purposes, which may include providing capital to support the organic growth of its subsidiary banks, and acquisitions or other business opportunities in our market areas, including FDIC-assisted transactions. The Company also may seek the approval of its regulators to utilize a portion of the proceeds of this offering and other available cash to repurchase all or a portion of the $24.0 million of preferred stock it issued to the U.S. Treasury under the TARP Capital Purchase Program.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Offers will be made only by means of the prospectus and related prospectus supplement copies of what may be obtained from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, or by calling toll-free (800) 966-1559 or from D.A. Davidson & Co., Equity Capital Markets, 8 Third Street North, Great Falls, MT 59401 or by calling toll-free (800) 332-5915.

About Heritage Financial

Heritage Financial Corporation is a bank holding company headquartered in Olympia, Washington. The Company operates two community banks, Heritage Bank and Central Valley Bank. With the recent FDIC-assisted acquisitions of Cowlitz Bank and Pierce Commercial Bank, Heritage Bank now serves western Washington and the greater Portland, Oregon area through its twenty-five full-service banking offices and its Online Banking Website www.HeritageBankWA.com. Central Valley Bank serves Yakima and Kittitas counties in central Washington through its six full-service banking offices and its Online Banking Website www.CVBankWA.com. Additional information about Heritage Financial Corporation is available on its Internet Website www.HF-WA.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about our intended use of the capital we have raised. Specific risks that could cause results to differ from the forward-looking statements are set forth in our filings with the SEC and include, without limitation, deterioration in the economy or our loan portfolio that could alter our intended use of the capital we raised.